For more information contact
Ralph B. Mandell
Chairman, President & CEO
PrivateBancorp, Inc.
312-683-7100
FOR IMMEDIATE RELEASE

PrivateBancorp, Inc. to Expand to Kansas City, Missouri
By Creating The PrivateBank - Kansas City
Prominent Kansas City Banker Cal Kleinmann to be Named CEO

Chicago, IL, November 1, 2006 --- PrivateBancorp, Inc. (NASDAQ: PVTB) announced today that it has entered into an agreement to create a de novo bank based in Kansas City, Missouri with a group of experienced commercial and private bankers led by Calvin Kleinmann, furthering the Company’s goal of strategic geographic expansion into targeted high net worth markets.

Calvin Kleinmann, the former executive vice president and head of private banking at Gold Bank, will be chairman and chief executive officer of The PrivateBank - Kansas City upon its formation. Sherman Titens, former director of marketing for Gold Banc Corp., Inc., will be managing director and chief marketing officer, and Paul Clendening, former president and a founder of First Commercial Bank, Overland Park, Kansas, will be president and chief operating officer.

“We are excited about forming The PrivateBank - Kansas City, which is a continuation of our stated strategic objective of pursuing growth opportunities in the Midwest and other dynamic growth markets. More importantly, in partnering with Cal, Paul and Sherman, we are again able to employ our proven business model of utilizing highly qualified, locally-based professionals who bring private banking and wealth management expertise, civic involvement and strong personal relationships to lead our efforts. Partnering with prominent bankers who share our philosophy of client service has been a key to maintaining our unique approach to private banking and corporate culture in a period of strong growth,” said Ralph B. Mandell, Chairman, President and Chief Executive Officer of PrivateBancorp, Inc.

Prior to receipt of the regulatory approvals necessary to establish the de novo bank in Kansas City, PrivateBancorp, Inc., will promptly open a loan production office and, pending regulatory waiting periods, expects to open a full service, Kansas City banking office by early next month. The PrivateBank - Kansas City will be located in the Plaza area of Kansas City, Missouri. The Company also will seek to establish an additional office in the affluent Johnson County, Kansas market in the future. The Company expects the start up costs for the Kansas City initiative to be approximately $0.01 per fully diluted share for the fourth quarter of 2006.

As a part of this de novo effort, PrivateBancorp, Inc. will acquire through merger Midwest Financial Services Corp. (“Midwest Financial”), which was founded in 2006 by Mr. Kleinmann, Mr. Titens and a group of Kansas City investors for the purpose of establishing a bank in Kansas City. To effect the merger transaction, PrivateBancorp, Inc. will create a new subsidiary, Kansas City Private Development Corporation, which will serve as the holding company for a new federal savings bank to be named The PrivateBank - Kansas City. When the transaction is complete, PrivateBancorp will own 82% of this subsidiary, with the remaining 18% held by former stockholders of Midwest Financial, which include the management team and other local Kansas City investors. The agreement provides that no later than five years after forming The PrivateBank - Kansas City, PrivateBancorp will acquire all minority shares in the subsidiary. Completion of the acquisition of Midwest Financial is subject to approval of a new banking charter, which is expected to be received by the second quarter of 2007.

“Our goal was to create a unique banking enterprise in the Kansas City market that focused on the values of personal relationships, superior execution and unsurpassed service. We found all these values, a common culture and access to significant resources in The PrivateBank’s business model. Simply put, teaming up with PrivateBancorp provides us with a significant advantage in offering private banking and wealth management services to affluent individuals, professionals, business owners and entrepreneurs in the greater Kansas City metropolitan area. We’re looking forward to joining the PrivateBancorp team,” said Calvin Kleinmann, CEO and founder, Midwest Financial Services Corp.

The plan to form The PrivateBank - Kansas City is PrivateBancorp’s second expansion initiative announced in the last three months. On August 3, 2006, the Company announced it had signed a definitive agreement to acquire Piedmont Bancshares, Inc., the holding company for Piedmont Bank of Georgia in Atlanta. The Piedmont Bancshares transaction is expected to close November 30, 2006.

PrivateBancorp, Inc. was organized in 1989 to provide distinctive, highly personalized premium financial services primarily to privately held businesses, affluent individuals, wealthy families, professionals, entrepreneurs and real estate investors for their personal and professional interests. The Company uses a European tradition of “private banking” as a model to develop lifetime relationships with its clients. Utilizing a team of highly qualified managing directors, The PrivateBank tailors products and services to meet each client’s needs in personal and commercial banking services and wealth management services. The Company, which had assets of $3.9 billion as of September 30, 2006, has 14 offices located in the Chicago, Detroit, Milwaukee, and St. Louis metropolitan areas.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website http://www.pvtb.com

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, unanticipated difficulties or delays in obtaining the requisite shareholder approval for the pending acquisition of Piedmont Bancshares, higher than expected costs related to the transaction, failure to get regulatory approval for a de novo Federal Savings Bank in Kansas City, fluctuations in market rates of interest and loan and deposit pricing, deterioration in asset quality due to an economic downturn in the greater Chicago, Detroit, Milwaukee or St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in the Company’s loan or investment portfolios, slower than anticipated growth of the Company’s or Piedmont’s business or unanticipated business declines, unforeseen difficulties in the continued integration of The PrivateBank - Michigan or higher than expected operational costs, unexpected difficulties in the continued integration of or in operating our mortgage banking business, competition and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.

Information About Private’s Proposed Acquisition of Piedmont Bancshares, Inc.

PrivateBancorp has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which has been declared effective by the SEC, in connection with its proposed acquisition of Piedmont Bancshares, Inc. (“Piedmont”) The registration statement includes a proxy statement of Piedmont that also constitutes a prospectus of PrivateBancorp (the “proxy statement/prospectus”), which was sent to the shareholders of Piedmont. Piedmont shareholders are advised to read the proxy statement/prospectus, which was filed with the SEC on October 27, 2006, because it contains important information about PrivateBancorp, Piedmont and the proposed transaction. The proxy statement/prospectus and other relevant documents relating to the merger filed by PrivateBancorp can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing PrivateBancorp’s website at www.pvtb.com under the tab “Investor Relations”. Alternatively, these documents can be obtained free of charge upon request to PrivateBancorp, Inc., Secretary, 70 West Madison, Suite 900, Chicago, Illinois 60602 or by calling (312) 683-7100, or to Piedmont Bancshares, Inc., Attention: President, 3423 Piedmont Road, Suite 225, Atlanta, Georgia 30305, or by calling (404) 926-2400.